Exhibit 99.1

BANCFIRST CORPORATION

REPORTS INCREASE IN SECOND QUARTER EARNINGS

Oklahoma City, Oklahoma - BancFirst Corporation (NASDAQ NMS:BANF) reported net income of $11.2 million for the second quarter of 2005, or $1.40 diluted earnings per share. These results represent a 29.7% increase over the $8.6 million, or $1.08 diluted earnings per share reported for the same period a year ago. Approximately 5 cents per share arose from various one-time items during the second quarter of 2005. Net income for the first six months of 2005 was $22.1 million, or $2.76 diluted earnings per share, compared to $16.8 million, or $2.11 diluted earnings per share for the same period in 2004.

For the second quarter of 2005, net interest income of $32.9 million increased $4.6 million, or 16.3%, over the same period in 2004. The increase was primarily attributable to loan growth and, to a lesser degree, an improved rate environment. Loans surpassed $2.2 billion at quarter end, up $259 million over a year ago. The Company’s loan loss provision was $1.3 million, an increase of $1.1 million compared to the same period a year ago. The increase in the provision was driven primarily by loan growth of $75 million during the second quarter of 2005. Asset quality remains strong, as net charge-offs for 2005 remained low at an annualized .06% of total loans, well below peer banks. Nonperforming assets were $12.4 million, down from $14.9 million at June 30, 2004. Noninterest income for the second quarter of 2005 was $13.8 million, an 8.0% increase over the same period in 2004. Noninterest expense for the second quarter of 2005 totaled $28.4 million versus $27.6 million a year ago. The Company’s effective tax rate is down slightly from the same quarter in 2004 due to the recognition of tax credits on qualified loans.

David Rainbolt, President and CEO, said “Generally, Oklahomans are enjoying outstanding economic conditions. Solid loan growth combined with low levels of losses reflects the economic health of our state and customer base.”

At June 30, 2005, the Company’s assets totaled $3.1 billion. Total loans were $2.22 billion, 13.2% above the $1.96 billion level recorded a year ago. Deposits totaled $2.6 billion, unchanged from June 30, 2004. The Company’s loan-to-deposit ratio reached 84.3% compared to 73.6% at June 30, 2004. At quarter end, stockholders’ equity was $289 million, or 9.5%, of total assets.

BancFirst Corporation is an Oklahoma based financial services holding company. The Company’s principal subsidiary bank, BancFirst, is Oklahoma’s largest state-chartered bank with 84 banking locations serving 43 communities across Oklahoma.

This press release may include forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

BancFirst Corporation

Summary Financial Information

(Dollars in thousands, except per share and share data - Unaudited)

	2005
	Q1	Q2	Q3	Q4	Year- To-Date
Income Statement Data:
Net interest income	$31,706	$32,941			$64,647
Provision for loan losses	792	1,302			2,094
Securities transactions	—	81			81
Total noninterest income	12,348	13,764			26,112
Salaries and employee benefits	16,277	15,904			32,181
Total noninterest expense	26,978	28,441			55,419
Net income	10,887	11,198			22,085
Per Common Share Data:
Net income-basic	1.39	1.44			2.83
Net income-diluted	1.36	1.40			2.76
Cash dividends declared	0.28	0.28			0.56
Common shares outstanding	7,788,247	7,801,647			7,801,647
Average common shares outstanding -
Basic	7,828,916	7,796,044			7,812,315
Diluted	8,009,621	7,980,555			7,995,376
Performance Ratios:
Return on average assets	1.44%	1.48%			1.45%
Return on average equity	15.70	15.98			15.75
Net interest margin	4.67	4.81			4.74
Efficiency ratio	61.24	60.89			61.06

	2004
	Q1	Q2	Q3	Q4	Year- To-Date
Income Statement Data:
Net interest income	$27,920	$28,331	$29,840	$31,155	$117,246
Provision for loan losses	720	201	879	899	2,699
Securities transactions	—	(148)	2	(90)	(236)
Total noninterest income	11,702	12,742	12,453	14,958	51,855
Salaries and employee benefits	15,805	15,757	15,875	15,779	63,216
Total noninterest expense	26,191	27,557	27,234	27,762	108,744
Net income	8,191	8,638	9,313	11,034	37,176
Per Common Share Data:
Net income-basic	1.05	1.10	1.19	1.41	4.75
Net income-diluted	1.03	1.08	1.17	1.38	4.65
Cash dividends declared	0.25	0.25	0.28	0.28	1.06
Common shares outstanding	7,830,040	7,825,923	7,830,008	7,840,796	7,840,796
Average common shares outstanding -
Basic	7,825,530	7,834,040	7,827,370	7,835,094	7,830,513
Diluted	7,977,779	7,979,029	7,987,737	8,019,409	7,995,536
Performance Ratios:
Return on average assets	1.10%	1.13%	1.22%	1.43%	1.22%
Return on average equity	12.19	13.21	13.92	15.90	13.83
Net interest margin	4.20	4.12	4.34	4.48	4.29
Efficiency ratio	66.10	67.09	64.39	60.20	64.31

BancFirst Corporation

Summary Financial Information

(Dollars in thousands, except per share data - Unaudited)

	2005
	Q1	Q2	Q3	Q4
Balance Sheet Data:
Total assets	$3,068,215	$3,061,822
Total loans	2,147,543	2,222,834
Allowance for loan losses	(26,256)	(27,148)
Securities	531,331	523,025
Deposits	2,674,914	2,638,373
Stockholders’ equity	277,629	289,218
Book value per common share	35.65	37.07
Tangible book value per common share	31.02	32.48
Balance Sheet Ratios:
Average loans to deposits	79.21%	80.52%
Average earning assets to total assets	90.62	90.40
Average stockholders’ equity to average assets	9.17	9.21
Asset Quality Data:
Past due loans	$1,691	$1,789
Nonaccrual loans	8,863	8,425
Restructured loans	544	792
Total nonperforming and restructured loans	11,098	11,006
Other real estate owned and repossessed assets	2,150	1,433
Total nonperforming and restructured assets	13,248	12,439
Nonperforming and restructured loans to total loans	0.52%	0.50%
Nonperforming and restructured assets to total assets	0.43	0.41
Allowance to total loans	1.22	1.22
Allowance to nonperforming and restructured loans	236.59	246.67
Net charge-offs to average loans	0.05	0.06

	2004
	Q1	Q2	Q3	Q4
Balance Sheet Data:
Total assets	$3,051,815	$3,034,783	$3,036,738	$3,046,977
Total loans	1,940,883	1,963,888	2,036,025	2,093,515
Allowance for loan losses	(26,403)	(25,921)	(25,568)	(25,746)
Securities	581,059	570,423	558,465	560,234
Deposits	2,673,020	2,668,466	2,664,769	2,657,434
Stockholders’ equity	263,563	260,960	270,528	277,497
Book value per common share	33.66	33.35	34.55	35.39
Tangible book value per common share	29.52	29.22	30.49	30.77
Balance Sheet Ratios:
Average loans to deposits	74.06%	72.23%	75.29%	76.29%
Average earning assets to total assets	90.59	91.32	91.21	90.98
Average stockholders’ equity to average assets	9.05	8.59	8.78	8.98
Asset Quality Data:
Past due loans	$2,266	$2,398	$1,699	$3,149
Nonaccrual loans	13,663	8,368	8,399	8,688
Restructured loans	428	433	378	362
Total nonperforming and restructured loans	16,357	11,199	10,476	12,199
Other real estate owned and repossessed assets	3,796	3,675	3,167	2,513
Total nonperforming and restructured assets	20,153	14,874	13,643	14,712
Nonperforming and restructured loans to total loans	0.84%	0.57%	0.51%	0.58%
Nonperforming and restructured assets to total assets	0.66	0.49	0.45	0.48
Allowance to total loans	1.36	1.32	1.26	1.23
Allowance to nonperforming and restructured loans	161.42	231.46	244.06	211.05
Net charge-offs to average loans	0.10	0.14	0.25	0.14

BancFirst Corporation

Consolidated Average Balance Sheets

And Interest Margin Analysis

Taxable Equivalent Basis

(Dollars in thousands - Unaudited)

	Three Months Ended June 30, 2005			Year-to-date June 30, 2005
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
ASSETS
Earning assets:
Loans	$2,186,181	$36,320	6.66%	$2,152,789	$69,520	6.51%
Securities – taxable	501,539	5,201	4.16	507,520	10,776	4.28
Securities - tax exempt	32,908	510	6.22	32,173	1,003	6.29
Federal funds sold	52,368	379	2.90	84,302	1,103	2.64

Total earning assets	2,772,996	42,410	6.13	2,776,783	82,402	5.98

Nonearning assets:
Cash and due from banks	150,893			146,142
Interest receivable and other assets	177,533			174,958
Allowance for loan losses	(26,540)			(26,230)

Total nonearning assets	301,885			294,869

Total assets	$3,074,881			$3,071,653

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
Transaction deposits	$267,340	681	1.02%	$358,958	$1,125	0.63%
Savings deposits	888,744	2,997	1.35	810,677	5,610	1.40
Time deposits	680,641	4,042	2.38	681,807	7,602	2.25
Short-term borrowings	37,516	261	2.79	33,239	423	2.57
Long-term borrowings	6,122	91	5.98	6,707	196	5.90
Junior subordinated debentures	51,804	1,103	8.54	51,804	2,206	8.59

Total interest-bearing liabilities	1,932,168	9,176	1.90	1,943,193	17,163	1.78

Interest-free funds:
Noninterest bearing deposits	830,244			822,168
Interest payable and other liabilities	28,238			23,518
Stockholders’ equity	284,250			282,774

Total interest free-funds	1,142,713			1,128,460

Total liabilities and stockholders’ equity	$3,074,881			$3,071,653

Net interest income		$33,234			$65,240

Net interest spread			4.23%			4.20%

Net interest margin			4.81%			4.74%

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